Exhibit 10.21
Execution Version
INDEMNITY AGREEMENT
     This Agreement is made and entered into as of this 4th day of December, 2006 by and among McJ Holding Corporation, a Delaware corporation (“Parent”), Hg Acquisition Corp., a West Virginia corporation (“Merger Sub”), McJunkin Corporation, a West Virginia corporation (the “Company”) and the persons listed on Annex 1 attached hereto (each such person an “Indemnifying Shareholder” and together the “Indemnifying Shareholders”). Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Merger Agreement (as defined below).
     WHEREAS, concurrently with the execution of this Agreement, Parent, Merger Sub and the Company, are entering into an Agreement and Plan of Merger, dated as of the date hereof (as amended, restated or supplemented from time to time, the “Merger Agreement”), pursuant to which, upon the terms and subject to the conditions thereof, Merger Sub will be merged with and into the Company (the “Merger”);
     WHEREAS, pursuant to Section 6.13 of the Merger Agreement, the Surviving Corporation has agreed to use commercially reasonable efforts to sell the Non-Core Assets following consummation of the Merger;
     WHEREAS, the Company has agreed to make payments to certain employees of the Company or its Subsidiaries as a result of the signing of the Merger Agreement, the agreements and documents referenced therein, and the transactions contemplated thereby; and
     WHEREAS, each of the Indemnifying Shareholders agrees to provide the indemnity as set forth below.
     NOW THEREFORE, in consideration for and to induce the Surviving Corporation to enter into and perform the covenants set forth in Section 6.13 of the Merger Agreement, the parties hereby agree that:
1.	Indemnification. From and after the Effective Time, the Indemnifying Shareholders shall, jointly and severally, defend, indemnify and hold harmless Parent, Merger Sub, the Company, and their respective shareholders, members, partners, officers, directors, employees, attorneys, accountants, Affiliates, agents, other advisors and successors (each an “Indemnified Party” and together the “Indemnified Parties”) (i) from and against any and all costs, charges, fees, expenses, losses, liabilities, obligations, claims, fines, penalties or interest paid or payable with respect thereto (including, without limitation, attorneys’, accountants’, consultants’ and appraisers’ fees and amounts paid or payable with respect to any investigation or remediation in connection with any Hazardous Substances at, on, under or migrating to or from any property being sold) (“Costs”) incurred by any such Indemnified Parties in connection with, arising out of, or relating in any way to any Non-Core Asset listed on Part B of Annex G of the Merger Agreement, including, without limitation, the holding and disposition thereof and distribution of the Net Proceeds with respect thereto, as provided in Section 6.13 of the Merger Agreement to the extent the Costs for such Non-Core Asset exceed the Net

Proceeds with respect to such Non-Core Asset and (ii) for any amounts paid or payable by the Company or any of its Subsidiaries to any of its or their officers, directors or employees in excess of $965,000 in the aggregate in the nature of any “change in control”, closing or signing bonus or similar payment as a result of the signing of the Merger Agreement, the agreements and documents referenced therein, or the transactions contemplated thereby (but excluding any severance payments made as a result of a termination of employment occurring after the Closing), other than the payments to the employees and in the amounts set forth on Schedule I to this Agreement. In addition, from and after the Effective Time, the Indemnifying Shareholders shall, jointly and severally, defend, indemnify and hold harmless the Indemnified Parties from and against payments by the Company or any of its Subsidiaries to the employees in the amounts set forth on Schedule I to this Agreement net of any tax benefit to the Company and its Subsidiaries as result of such payment less the amounts contributed by the Major Stockholders and M. Chilton Mueller after the date hereof and prior to the Effective Time. Notwithstanding anything herein to the contrary, from and after the Effective Time, the Indemnifying Shareholders shall, jointly and severally, defend, indemnify and hold harmless the Indemnified Parties from and against any liability of the Company and each of its Subsidiaries for any failure to properly withhold any amounts required to be deducted and withheld by the Company or any of its Subsidiaries and paid to the applicable taxing authorities under the Code or any applicable state, local or foreign Tax law with respect to any “change in control”, closing or signing bonus or similar payment (including, without limitation, payments to the employees and in the amounts set forth on Schedule 1 to this Agreement) made by the Company or any of its Subsidiaries as a result of the signing of the Merger Agreement, the agreements and documents referenced therein, or the transactions contemplated thereby, provided that the indemnity provided in this sentence shall not apply to any withholding obligations that arise after the Effective Time.
2.	Notices. Any notice, request, instruction or other document to be given hereunder by any party hereto to the others shall be in writing and delivered personally or sent by registered or certified mail, postage prepaid, or by facsimile:
If to Parent or Merger Sub:
c/o GS Capital Partners V Fund, L.P.
85 Broad Street, 10th Floor
New York, NY 10004
Attention: Henry Cornell
Fax: (212) 357-5505
with a copy (which shall not constitute notice) to:
Fried, Frank, Harris, Shriver & Jacobson LLP
One New York Plaza
New York, NY 10004

Attention: Robert C. Schwenkel, Esq.
                  Fax: (212) 859-4000
If to the Indemnifying Shareholders or the Company:
McJunkin Corporation
835 Hillcrest Drive
Charleston, WV 25311
Attention: H.B. Wehrle III
Fax: (304) 348-1557
with a copy (which shall not constitute notice) to:
Sullivan & Cromwell LLP
125 Broad Street
New York, NY 10004
Attention: Benjamin F. Stapleton III
Fax: (212) 558-3588
or to such other persons or addresses as may be designated in writing by the party to receive such notice as provided above. Any notice, request, instruction or other document given as provided above shall be deemed given to the receiving party upon actual receipt, if delivered personally; three business days after deposit in the mail, if sent by registered or certified mail; upon confirmation of successful transmission if sent by facsimile (provided that if given by facsimile such notice, request, instruction or other document shall be followed up within one business day by dispatch pursuant to one of the other methods described herein); or on the next business day after deposit with an overnight courier, if sent by an overnight courier.
3.	Interpretation, Construction.
a.	The headings herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof. Where a reference in this Agreement is made to a Section or Annex, such reference shall be to a Section or Annex, of this Agreement unless otherwise indicated. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.”

b.	The parties have participated jointly in negotiating and drafting this Agreement. In the event that an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.
4.	Entire Agreement; Binding Effect; Assignment. This Agreement constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties both written and oral, among the parties, with respect to the subject matter hereof and thereof. This Agreement shall be binding upon, inure to the benefit of and be enforceable only by the parties hereto and their respective successors and permitted assigns. No party may assign its rights or obligations under this Agreement to any other person or entity without the prior written consent of the other parties and any purported assignment without such consent is void.
5.	Modification or Amendment; Waiver. This Agreement may only be amended, modified, supplemented or waived with the written approval of each party hereto. No failure or delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof or of any other or future exercise of any such right, power or privilege.
6.	Counterparts. This Agreement may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.
7.	Governing Law and Venue; Waiver of Jury Trial; Specific Performance.
a.	THIS AGREEMENT SHALL BE DEEMED TO BE MADE IN AND IN ALL RESPECTS SHALL BE INTERPRETED, CONSTRUED AND GOVERNED BY AND IN ACCORDANCE WITH THE LAW OF THE STATE OF DELAWARE WITHOUT REGARD TO THE CONFLICTS OF LAW PRINCIPLES THEREOF. The parties hereby irrevocably submit to the personal jurisdiction of the courts of the State of Delaware located in the County of New Castle and the Federal courts of the United States of America located in the County of New Castle solely in respect of the interpretation and enforcement of the provisions of this Agreement and of the documents referred to in this Agreement, and in respect of the transactions contemplated hereby, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or of any such document, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such courts, and the parties hereto irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in such a Delaware State or Federal court located in the County of New Castle. The parties hereby consent to and grant any such court jurisdiction over the person of such parties and, to the extent permitted by law, over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 2 or in such other manner as may be permitted by law shall be valid and sufficient service thereof.

b.	EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND

UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (iv) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 7.

c.	The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in Delaware State or Federal court in the County of New Castle, this being in addition to any other remedy to which such party is entitled at law or in equity.
8.	Further Assurances. At any time or from time to time after the date hereof, the parties hereto agree to cooperate with each other, and at the request of any other party, to execute and deliver any further instruments or documents and to take all such further action as the other party may reasonably request in order to evidence or effectuate the provisions of this Agreement and to otherwise carry out the intent of the parties hereunder.
9.	Expenses. Except as otherwise provided in the Merger Agreement, each party hereto shall pay its own expenses incurred in connection with the preparation, execution, and performance of this Agreement and the transactions contemplated by this Agreement, including all fees and expenses of agents, representatives, counsel and accountants.
10.	Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

[signature pages follow]

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

McJ HOLDING CORPORATION

By:	/s/ Christine Vollersten
Name: Christine Vollersten
Title: Vice President

Hg ACQUISITION CORP.

By:	/s/ Christine Vollersten
Name: Christine Vollersten
Title: Vice President

MCJUNKIN CORPORATION

By:	/s/ H.B. Wehrle III
Name: H.B. Wehrle III
Title: President and Chief Executive Officer
[Indemnity Agreement Signature Page]

H.B. WEHRLE III

By:	/s/ H.B. Wehrle III

KATHERINE SCHILLING WEHRLE

By:	/s/ H.B. Wehrle III

HELEN LYNNE WEHRLE-ZANDE

By:	/s/ H.B. Wehrle III

STEPHEN D. WEHRLE

By:	/s/ Stephen D. Wehrle

ELIZABETH M. WEHRLE

By:	/s/ H.B. Wehrle III

H.B. WEHRLE JR.

By:	/s/ H.B. Wehrle Jr.

[Indemnity Agreement Signature Page]

Annex 1
Indemnifying Shareholders
H. B. Wehrle, III
Katherine Schilling Wehrle
Helen Lynne Wehrle-Zande
Stephen D. Wehrle
Eizabeth M. Wehrle
H.B. Wehrle, Jr.